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                                                                  EXHIBIT 10.29

                                    AGREEMENT

         This Agreement is made as of the _____ day of November, 1996, between MEGO FINANCIAL CORP., a New York corporation ("Mego Financial"), and MEGO MORTGAGE CORPORATION, a Delaware corporation (the "Corporation").

         WHEREAS, Mego Financial and the Corporation desire to enter into this Agreement for the purpose of providing for certain matters relating to the relationship between Mego Financial and the Corporation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Restrictions Relating to Share Issuance and Acquisitions. During the period (the "Eighty Percent Period") that and so long as Mego Financial, presently the sole stockholder of the Corporation, holds shares having at least 80% of the total combined voting power of all classes of stock entitled to vote for directors of the Corporation and constituting at least 80% of the total number of shares of each other class of stock of the Corporation, all as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code") (all such stock in the aggregate constituting "Eighty Percent Control" and Mego Financial being hereinafter referred to as the "Eighty Percent Holder"), and although a vote of stockholders is not and shall not be required under applicable law or the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") for the issuance of shares of capital stock or equity securities or any debt or other instrument that is convertible or exchangeable into stock or any other equity security of the Corporation or any subsidiary, including options or any other rights to purchase capital stock pursuant to any employee benefit plan or stock option plan (a "Plan") or otherwise, that are authorized under the Certificate of Incorporation, but unissued, or, to acquire an ownership interest in certain assets, the advance written approval of the Eighty Percent Holder shall be required (unless waived in writing by the Eighty Percent Holder) prior to:

                  (i) the Corporation taking any action, including, without limitation, the issuance of any capital stock or other equity security or any debt or other instrument that is convertible or exchangeable into stock or any other equity security of the Corporation, including options, warrants or any other rights to purchase capital stock, pursuant to any Plan or otherwise, that would reduce the percentage of ownership of the Eighty Percent Holder in the capital stock of the Corporation so that the Eighty Percent Holder thereafter would not own stock constituting Eighty Percent Control (treating options, warrants or any other rights to purchase capital stock as exercised immediately upon issuance for purposes of making this determination) or that otherwise would reduce (or, with the taking of any action contemplated by the instrument in question, could reduce) the Eighty Percent Holder's ownership of the Corporation's stock below "control" of the Corporation within the meaning of
Section 368(c) of the Code;

                  (ii) the Corporation acquiring or taking any action to cause any subsidiary to acquire any direct or indirect ownership interest in any asset that does not constitute part of an active trade or business within the meaning of Section 355(b) of the Code; provided, however, that the Corporation or any subsidiary may acquire any asset that is similar in nature to the assets it holds on October 28, 1996, so long as that acquisition would not cause the Corporation or any subsidiary not to be engaged in an active trade or business within the meaning of Section 355(b) of the Code; or


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                  (iii) the Corporation taking any action to cause the issuance of any capital stock or equity security, any debt or other instrument that is convertible or exchangeable into stock or any other equity security by or of any subsidiary or any right to purchase the same in the Corporation or any subsidiary, and the Corporation shall not take any such action above without the prior written approval of the Eighty Percent Holder.

Any attempt to take any such actions without the prior written approval of the Eighty Percent Holder during the Eighty Percent Period shall be null and void and any purported issuance of any capital stock or equity security or any convertible or exchangeable debt or other instrument or any right to purchase the same in the Corporation or any subsidiary or any acquisition in violation of this provision shall not terminate the Eighty Percent Period.

         2. Restrictions Relating to Boards of Directors and Bylaws. During the Eighty Percent Period, the Corporation shall not take any action to (i) change the number of its directors or the number of directors of any subsidiary, (ii) fill any vacancy in its board of directors or in the board of directors of any subsidiary or (iii) alter, amend or repeal, in whole or in part, its Bylaws, or adopt new Bylaws, without the advance written approval of the Eighty Percent Holder (unless such requirement is waived in writing by the Eighty Percent Holder).

         3. Prior Approval is not Required for Stockholder Vote. The obligations of the Corporation contained in this Agreement to obtain the advance written approval of the Eighty Percent Holder shall continue in effect during the Eighty Percent Period, notwithstanding that the Corporation is required under applicable law or its Certificate of Incorporation to have a vote of stockholders to take any such actions, except possibly with respect to certain acquisitions, and that the Corporation will have a vote of stockholders to take any such actions, except possibly with respect to certain acquisitions. The consent or lack of consent of the Eighty Percent Holder with respect to any matter is not a vote on such matter by the Eighty Percent Holder.

         4. Actions and Obligations of Mego Financial. The Corporation is entering into this Agreement because Mego Financial has agreed to pursue an initial public offering for the Corporation. Mego Financial agrees to exercise its rights in a reasonably prompt manner, subject to its use of diligence reasonably deemed necessary by Mego Financial.

         5. Injunctive Relief. The Corporation agrees that any violation of the foregoing covenants will cause irreparable injury to Mego Financial, that the remedies at law for any such violation will be inadequate to Mego Financial, and that Mego Financial shall, in addition to and not in limitation of any other rights and/or remedies available at law or in equity, be entitled to temporary and permanent injunctive relief and specific performance without the necessity of proving actual damage.

         6. Severability. Each of the covenants herein is independent and severable. Each covenant shall remain in full force and effect regardless of the enforceability of any other covenant herein. If it shall be determined at any time by a court of competent jurisdiction that any provision of this Agreement or any portion thereof is unenforceable, then such portions as shall be determined to be unreasonably restrictive or unenforceable shall thereupon be deemed amended as to make such restrictions reasonable in the determination of such court and the provisions, as amended, shall be enforceable between the parties to the same extent as if such amendment had been made prior to the date of any alleged breach of such provision.


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         7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by the parties hereto.

         9. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have hereunto set hand and seal as of the date first written above.

                                          MEGO FINANCIAL CORP.



                                          By:
                                             ---------------------------------
                                                   Name:
                                                   Title:


                                          MEGO MORTGAGE CORPORATION



                                          By:
                                             ---------------------------------
                                                   Name:
                                                   Title: